Exhibit 21
ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2006
1.	Arrow Electronics, Inc. a New York corporation

2.	Arrow Electronics International, Inc., a Virgin Islands corporation (old DISC)

3.	Arrow Electronics Canada Ltd., a Canadian corporation

4.	Schuylkill Metals of Plant City, Inc., a Delaware corporation

5.	Arrow Electronics International, Inc., a Delaware corporation (old FSC)

6.	Hi-Tech Ad, Inc., a New York corporation

7.	Gates/Arrow Distributing, Inc., a Delaware corporation
a.	Midrange Open Computing Alliance, Inc., a Delaware corporation

b.	SN Holding, Inc., a Delaware corporation
i.	Support Net, Inc., an Indiana corporation
c.	SBM Holding, Inc., a Delaware corporation
i.	Scientific & Business Minicomputers, Inc., a Georgia corporation
d.	Alternative Data Technologies, Inc., a Colorado corporation
8.	Consan Inc., a Minnesota corporation

9.	Arrow Electronics (Delaware), Inc., a Delaware corporation

10.	Arrow Electronics Global Financial Solutions, Inc., a Delaware corporation

11.	Arrow Electronics Funding Corporation, a Delaware corporation

12.	Arrow Electronics Real Estate Inc., a New York corporation

13.	Arrow Electronics (U.K.), Inc., a Delaware corporation
a.	Arrow Electronics (Sweden) KB, a Swedish partnership (98% owned)

b.	Arrow Electronics South Africa, LLP (1% owned), a South African limited partnership

c.	Arrow Electronics EMEASA, Inc., a Delaware company

d.	Arrow Holdings (Delaware) LLC, a Delaware company
i.	Arrow International Holdings L.P., a Cayman company (1% owned)
e.	Arrow International Holdings L.P., a Cayman company (99% owned)
i.	Arrow Electronics International Holdings, LLC, a Delaware company
1.	Arrow Electronics Holdings Vagyonkezelo, Kft, a Hungarian company (50% owned)
ii.	Arrow Electronics Holdings Vagyonkezelo, Kft, a Hungarian company (50% owned)
1.	Arrow Electronics EMEASA S.r.l., an Italian company
a.	Arrow Electronics Europe, LLC, a Delaware company
i.	ARW Electronics, Ltd., an Israeli company
b.	Arrow/Rapac, Ltd., an Israeli company

c.	Arrow Electronics Services S.r.l., an Italian company
i.	B.V. Arrow Electronics, DLC, a Netherlands company (34.35% owned)
d.	B.V. Arrow Electronics DLC, a Netherlands company (65.65% owned)
i.	Arrow Electronics UK Holding Ltd., a UK company
1.	Arrow Electronics (UK) Ltd., a UK company

2.	Arrow Northern Europe Ltd., a UK company (dormant)
a.	Jermyn Holdings Ltd., a UK company (dormant)
i.	Hawke Electronics, Ltd., a UK company (dormant)

ii.	Impulse Electronics, Ltd., a UK company (dormant)

iii.	Invader Electromechanical Distribution, Ltd., a UK company (dormant)

ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2006
iv.	Jermyn Development, Ltd., a UK company (dormant)

v.	Jermyn Distribution, Ltd., a UK company (dormant)

vi.	Jermyn Electronics, Ltd., a UK company (dormant)

vii.	Jermyn Manufacturing, Ltd., a UK company (dormant)

viii.	Mogul Electronics, Ltd., a UK company (dormant)
b.	RR Electronics, Ltd., a UK company (dormant)
i.	Arrow Electronics, Ltd., a UK company (dormant)
c.	Techdis, Ltd., a UK company (dormant)
i.	Microprocessor & Memory Distribution, Ltd., a UK company (dormant)

ii.	Rapid Silicon, Ltd., a UK company (dormant)

iii.	Tekdis, Ltd., a UK company (dormant)

iv.	Tecdis, Ltd., a UK company (dormant)
d.	Axiom Electronics, Ltd., a UK company (dormant)
3.	Multichip Ltd., a UK company
a.	Microtronica Ltd., a UK company
ii.	Arrow Europe GmbH, a German company
1.	Arrow Holding South Europe S.r.l., an Italian company (95% owned)
a.	EDI Electronics Distribution International France, S.A., a French company
i.	Arrow France, S.A., a French company (22.59% owned)
a)	Multichip Elektronik GmbH, a German company
b.	Arrow France, S.A., a French company (77.41% owned)

c.	Silverstar S.r.l., an Italian company
i.	I.R. Electronic D.O.O., a Slovenian company

ii.	Arrow Elektronik Ticaret, A.S., a Turkish company

iii.	Arrow Electronics Hellas S.A., a Greek company

iv.	Distar S.r.l., an Italian company

v.	Adecom Service S.r.l., an Italian company

vi.	Arrow Electronice S.R.L., a Romanian company
d.	Arrow Iberia Electronica, S.L.U., a Spanish company
i.	Arrow Iberia Electronica Lda., a Portugal company
2.	Arrow Electronics Danish Holdings ApS, a Danish company
a.	Arrow Electronics Norwegian Holdings AS, a Norwegian company
i.	Arrow Electronics Estonia OU, an Estonian company

ii.	Jacob Hatteland Electronic II AS, a Norwegian company

iii.	Arrow Finland OY, a Finnish company

ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2006
iv.	Arrow Denmark, ApS, a Danish company

v.	Arrow Components Sweden AB, a Swedish company
a)	Arrow Nordic Components AB, a Swedish company
vi.	Arrow Norway A/S, a Norwegian company
3.	Arrow Central Europe GmbH, a German company
a.	Arrow CE International GmbH, a German company
i.	EDI Electronic Distribution International GmbH, a German company

ii.	Industrade AG, a Swiss company

iii.	Arrow Electronics Hungary Kereskedelmi Bt, a Hungarian company (99% owned)

iv.	Spoerle Hungary Kereskedelmi Kft, a Hungarian company
a)	Arrow Electronics Hungary Kereskedelmi Bt, a Hungarian company (1% owned)
v.	Tekpar S.p.r.l., a Belgian company (dormant)
b.	Proelectron Baulelemente — Vertriebsgesellschaft mbH, a German company

c.	Microtronica Handelsgesellchaft fur Components Gerate und Systeme mbH, German company

d.	Unielectronic GmbH, a German company

e.	Sasco Holz GmbH, a German company
i.	Holz Elektronik GmbH (Switzerland) a Swiss company
f.	Integra Handelsgesellschaft, mbH, a German company

g.	DLC Distribution Logistic Center GmbH, a German company (dormant)

h.	Arrow Electronics Czech Republic s.r.o., a Czech company

i.	Arrow Electronics Poland Sp.z.o.o., a Polish company

j.	Spoerle Eastern Europe GmbH, a German company
i.	Arrow Electronics Ukraine, LLC, a Ukrainian company
4.	Power and Signal Group GmbH, a German company

5.	DNSint.com AG, a German company
a.	Digital Network Services Deutschland, a German company

b.	Digital Network Services Ges. m.b.H., an Austrian company

c.	Digital Network Services Sweden AB, a Swedish company

d.	DNS Network Technologies A/S, a Danish company

e.	Digital Network Services Norway AS, a Norwegian company

f.	DNS Finland OY, a Finnish company

g.	DNS Polska Sp.z.o.o., a Polish company

ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2006
i.	ITL-Polska Sp.z.o.o., a Polish company (99.2% owned)
h.	DNS Hungaria Kft., a Hungarian company

i.	Soft-Tronik a.s., a Czech company

j.	Soft-Tronik SK s.r.o., a Slovakian company

k.	Internet Security AG, an Austrian company

l.	DNS d.o.o., a Croatian company

m.	Digital Network Services (UK) Limited, a UK company

n.	DNS d.o.o., a Slovenian company

o.	Digital Network Services SRL, a Romanian company
iii.	Arrow Electronics (Sweden) KB, a Swedish partnership (2% owned)

iv.	Arrow Electronics Management Holdings GmbH, a German company (dormant)

v.	Arrow Holding South Europe S.r.l., an Italian company (5% owned)
14.	Arrow Electronics South Africa LLP (99% owned), a South African limited partnership

15.	Arrow Altech Holdings (Pty) Ltd. (50.1% owned), a South African company
a.	Arrow Altech Distribution (Pty) Ltd., a South African company

b.	Erf 211 Hughes (Pty) Limited, a South African company
16.	Arrow Brasil S.A., a Brazilian company (66.67% owned)

17.	Elko C.E., S.A., an Argentinean company (82.63% owned)
a.	TEC-Tecnologia Ltda, a Brazilian company (99.9% owned)
18.	Eurocomponentes, S.A., an Argentinean company (82.63% owned) (dormant)

19.	Macom, S.A., an Argentinean company (82.63% owned) (dormant)

20.	Compania de Semiconductores y Componentes, S.A., an Argentinean company (82.63% owned) (dormant)

21.	Components Agent (Cayman) Limited, a Cayman Islands company
a.	Arrow/Components (Agent) Ltd., a Hong Kong company
i.	Arrow Electronics (China) Trading Co. Ltd., a Chinese company
b.	Arrow Electronics China Ltd., a Hong Kong company
i.	Arrow Electronics (Shanghai) Co. Ltd., a Chinese company

ii.	Arrow Electronics (Shenzhen) Co. Ltd., a Chinese company

iii.	Arrow Electronics Distribution (Shanghai) Co. Ltd., a Chinese company
c.	Arrow Electronics Asia Limited, a Hong Kong company

d.	Arrow Electronics (S) Pte Ltd, a Singapore company

e.	Intex-semi Ltd., a Hong Kong company

f.	Arrow Electronics Asia (S) Pte Ltd., a Singapore company
i.	Arrow Electronics (Thailand) Limited, a Thailand company
g.	Arrow Electronics India Ltd., a Hong Kong company

h.	Microtronica (M) Sdn Bhd., a Malaysian company

i.	Arrow Asia Pac Ltd., a Hong Kong company

j.	Kingsview Ltd., a British Virgin Islands company

k.	Hotung Ltd., a British Virgin Islands company

l.	Components Agent Asia Holdings, Ltd., a Mauritus company
i.	Arrow Electronics India Private Limited, an Indian company

ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2006
m.	Arrow Strong Electronics (M) Sdn. Bhd., a Malaysian company

n.	Arrow Electronics ANZ Holdings Pty Ltd, an Australian company
i.	Arrow Electronics Holdings Pty Ltd., an Australian company
1.	Arrow Electronics Australia Pty Ltd., an Australian company
ii.	Arrow Components (NZ), a New Zealand Company
o.	Arrow Electronics Labuan Pte Ltd, a Malaysian company
i.	Arrow Electronics Korea Limited, a South Korean company
p.	Arrow Components (M) Sdn Bhd, a Malaysian company

q.	Arrow Electronics Taiwan Ltd., a Taiwanese company
i.	Strong Pte, Ltd., a Singapore company

ii.	Lite-On Korea, Ltd., a Korean company (48.58% owned)

iii.	TLW Electronics, Ltd., a Hong Kong company
1.	Waily Technology, Ltd., a Hong Kong company

2.	Lite-On Korea, Ltd., a Korean company (51.42% owned)

3.	Arrow Strong Electronics (S) Pte, Ltd., a Singapore company (48% owned)
iv.	Arrow Strong Electronics (S) Pte, Ltd., a Singapore company (52% owned)

v.	Creative Model Limited, a Hong Kong company

vi.	Ultra Source Technology Corp., a Taiwanese company (63% owned)

vii.	Chin Chi Investment Co., Ltd., a Taiwanese company
1.	Ultra Source Technology Corp., a Taiwanese company (7.7% owned)
22.	Arrow Asia Distribution Limited, a Hong Kong company

23.	Arrow Electronics Logistics Sdn Bhd, a Malaysian company

24.	Arrow Electronics (CI) Ltd., a Cayman Islands company
a.	Marubun/Arrow Asia Ltd., a British Virgin Islands company (50% owned)
i.	Marubun/Arrow (HK) Limited, a Hong Kong company
1.	Marubun/Arrow (Shanghai) Co., Ltd, a Chinese company
ii.	Marubun/Arrow (S) Pte Ltd., a Singapore company
1.	Marubun/Arrow (Thailand) Co. Ltd., a Thailand company

2.	Marubun/Arrow (Philippines) Inc., a Filipino company
25.	Marubun/Arrow USA, LLC, a Delaware limited liability company (50% owned)

26.	Arrow Electronics Mexico, S. de R.L. de C.V., a Mexican company

27.	Dicopel, Inc., a U.S. company

28.	Arrow Components Mexico S.A. de C.V., a Mexican company

29.	Wyle Electronics, Inc., a Barbados company

30.	Wyle Electronics de Mexico S de R.L. de C.V., a Mexican company

31.	Wyle Electronics Caribbean Corp., a Puerto Rican company

32.	eChipsCanada, Inc., a Canadian company (dormant)

33.	Marubun Corporation, a Japanese company (8.42% owned)

34.	WPG Holding Co. Ltd., a Taiwanese company (3.2% owned)